UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                Entry into a Material Definitive Agreement.

On  June 30, 2008, Resource Capital Corp. (the “Company”), Resource Capital Manager, Inc. (the “Manager”) and Resource America, Inc. (“RAI”) entered into an Amended and Restated Management Agreement (the “Management Agreement”).

Under the terms of the Management Agreement, the Manager provides the day-to-day management of the Company’s operations and requires the Manager to manage the Company’s business affairs in conformity with the policies and the investment guidelines established by the Company’s board of directors.  The Manager’s role as manager is under the supervision and direction of the Company’s board of directors and the Manager is responsible for the selection, purchase and sale of the Company’s portfolio investments, financing activities, and providing the Company with investment advisory services.

Pursuant to the Management Agreement, as compensation for acting as manager to the Company, the Manager receives a monthly base management fee equal to 1/12 of the amount of the Company’s equity multiplied by 1.50%.  For purposes of the Management Agreement, “equity” means the sum of the net proceeds from any issuance of the Company’s common shares less offering related costs, plus or minus its retained earnings (excluding non-cash equity compensation incurred in current or prior periods) less any amounts it has paid for common stock repurchases.

Under the Management Agreement as amended and restated, the Manager is entitled to receive quarterly incentive compensation equal to 25% of the amount by which the Adjusted Operating Earnings (as defined in the Management Agreement) of the Company (before non-cash equity compensation expense and incentive compensation, but after the base management fee) for the quarterly period exceeds the weighted average of the price per share of the Company’s common shares in the Company’s initial public offering and the prices per share of the common shares in any of the Company’s secondary offerings multiplied by the greater of  ten-year Treasury note rate plus 4.0% per annum (expressed as a quarterly percentage), multiplied by the greater of (a) 2.00% or (b) 0.50% plus one-fourth of the Ten Year Treasury rate (as defined in the Management Agreement) for such quarterly period, multiplied by the weighted average number of Company common shares outstanding for that quarter; provided, however, that the foregoing calculation may be adjusted to exclude events pursuant to changes in GAAP or the application of GAAP, as well as non-recurring or unusual transactions or events, after discussion between the Manager and the Company’s independent directors and approval by a majority of such independent directors in the case of non-recurring or unusual transactions or events.  The Manager also receives reimbursement of its out-of-pocket expenses and other costs incurred that related directly to the Company and its operations.

The Management Agreement provides that incentive compensation will be paid seventy-five percent (75%) in cash and at least twenty-five percent (25%) in the form of a stock award.  The Manager may elect to receive more than 25% of its incentive compensation in stock.  The initial term of the amended and restated Management Agreement expires on March 31, 2009 and will be automatically renewed for a one-year term on that date and each anniversary date thereafter.

The foregoing description of the Management Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01                                Financial Statement and Exhibits.

Exhibits
10.1	Amended and Restated Management Agreement dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 3, 2008	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer